Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Second Quarter 2009 Results and Additions to Management Team

SAN DIEGO, July 30, 2009 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the second quarter ended June 30, 2009.

For the second quarter of 2009:

•

Gross collections were $122.4 million, a 20% increase over the $102.1 million in the same period of the prior year. Excluding portfolio sales, collections were $121.6 million, a 24% increase over the $98.5 million in the same period of the prior year.

•

Investment in receivable portfolios was $82.0 million, to purchase $1.9 billion in face value of debt, compared to $52.5 million, to purchase $1.8 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $56.0 million as of June 30, 2009. Total debt, consisting of the revolving credit facility, convertible senior notes and capital lease obligations, was $320.3 million as of June 30, 2009, an increase of 5% from $303.7 million as of December 31, 2008.

•

Revenue from receivable portfolios was $74.0 million, a 12% increase over the $66.3 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of impairment provisions, was 64%, compared to 68% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.0 million, a 9% increase over the $3.7 million in the same period of the prior year.

•

Total operating expenses were $63.5 million, a 14% increase over the $55.9 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 48.3% compared to 50.0% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $64.7 million, a 22% increase over the $53.0 million in the same period of the prior year.

•	Total interest expense was $4.0 million, compared to $4.8 million in the same period of the prior year.

•	Net income was $6.6 million or $0.28 per fully diluted share, compared to net income of $6.2 million or $0.26 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $8.51 as of June 30, 2009, an 8% increase over $7.86 as of December 31, 2008.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2009 versus 2008 quarterly results, as outlined below. For a more detailed comparison of 2009 versus 2008 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

•	In the second quarter of 2009, the Company recorded a net impairment provision of $4.6 million, compared to a net impairment provision of $3.4 million in the same period of the prior year.

•	In the second quarter of 2009, the Company expensed $10.6 million in upfront court costs, compared to $9.2 million in the same period of the prior year.

•

In the second quarter of 2009, general and administrative expenses increased by $2.5 million to $7.1 million, compared to $4.6 million in the same period of the prior year. The increase was primarily the result of an increase of $2.2 million in corporate legal expenses related primarily to our Jefferson Capital arbitration and an increase of $0.4 million in building rent primarily in India where we are incurring rental charges at two locations, as we build out a larger site.

Additions to Management Team

Separately, the Company announced the planned addition of two new senior executives. Ronald E. Naves, Jr. will join the Company as Senior Vice President and General Counsel and Ashish Masih will join Encore as Senior Vice President of Corporate Development. Ron comes to Encore after a distinguished career in the public and private sectors. Most recently, he was the Senior Vice President of Legal Affairs and Litigation at Gemstar-TV Guide International, Inc. Prior to Gemstar, he served in senior corporate positions including Group Counsel at Gateway, Inc. Mr. Naves has an MBA from the Anderson School of Management at UCLA, a JD from Pepperdine University and a BA from the University of Connecticut. Ashish joins Encore from Capital One where he held many senior roles in the Collections and Recoveries areas. Prior to joining Capital One, Mr. Masih was an Associate Principal at McKinsey & Company and a Manager at KPMG Consulting. Ashish has an MBA from The Wharton School of the University of Pennsylvania, a Master of Science in Manufacturing Systems Engineering from Lehigh University and a Bachelor’s degree from the Indian Institute of Technology. Both Ron and Ashish will officially join Encore in August.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total

Encore Capital Group, Inc.

operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding the appointment of additional management, future operating results and industry trends. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	June 30, 2009	December 31, 2008
		Adjusted
Assets
Cash and cash equivalents	$5,935	$10,341
Accounts receivable, net	3,385	1,757
Investment in receivable portfolios, net	506,708	461,346
Deferred court costs	29,760	28,335
Property and equipment, net	6,750	6,290
Prepaid income tax	—	7,935
Forward flow asset	10,302	10,302
Other assets	5,073	5,049
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,418	1,739

Total assets	$585,316	$549,079

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$19,410	$18,204
Income tax payable	686	—
Deferred tax liabilities, net	15,468	15,108
Deferred revenue and purchased servicing obligation	5,400	5,203
Debt	320,340	303,655
Other liabilities	2,648	3,483

Total liabilities	363,952	345,653

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,138 shares and 23,053 shares issued and outstanding as of June 30, 2009, and December 31, 2008, respectively	231	231
Additional paid-in capital	100,321	98,521
Accumulated earnings	122,433	106,795
Accumulated other comprehensive loss	(1,621)	(2,121)

Total stockholders’ equity	221,364	203,426

Total liabilities and stockholders’ equity	$585,316	$549,079

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		Adjusted		Adjusted
Revenue
Revenue from receivable portfolios, net	$73,965	$66,275	$146,240	$130,343
Servicing fees and other related revenue	4,070	3,745	8,241	7,231

Total revenue	78,035	70,020	154,481	137,574

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	14,762	15,689	28,719	30,540
Stock-based compensation expense	994	1,228	2,074	2,322
Cost of legal collections	28,626	23,829	58,573	44,135
Other operating expenses	6,598	5,987	12,578	11,638
Collection agency commissions	4,797	3,781	7,688	7,812
General and administrative expenses	7,097	4,581	12,794	9,041
Depreciation and amortization	620	766	1,243	1,488

Total operating expenses	63,494	55,861	123,669	106,976

Income before other (expense) income and income taxes	14,541	14,159	30,812	30,598

Other (expense) income
Interest expense	(3,958)	(4,831)	(8,231)	(10,031)
Gain on repurchase of convertible notes, net	215	707	3,268	707
Other income (expense)	9	352	(72)	373

Total other expense	(3,734)	(3,772)	(5,035)	(8,951)

Income before income taxes	10,807	10,387	25,777	21,647
Provision for income taxes	(4,166)	(4,225)	(10,139)	(8,734)

Net income	$6,641	$6,162	$15,638	$12,913

Weighted average shares outstanding:
Basic	23,168	23,007	23,145	23,000
Diluted	23,971	23,512	23,811	23,468
Earnings per share:
Basic	$0.29	$0.27	$0.68	$0.56
Diluted	$0.28	$0.26	$0.66	$0.55

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2009	2008
		Adjusted
Operating activities:
Net Income	$15,638	$12,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,243	1,488
Amortization of loan costs and debt discount	2,160	3,110
Stock-based compensation expense	2,074	2,322
Gain on repurchase of convertible notes, net	(3,268)	(707)
Deferred income tax expense	360	36
Tax provision from stock-based payment arrangements	43	12
Provision for impairment on receivable portfolios, net	9,991	8,725
Changes in operating assets and liabilities
Other assets	(2,456)	1,008
Deferred court costs	(1,425)	(4,622)
Prepaid income tax and income tax payable	8,577	8,846
Deferred revenue and purchased service obligation	197	472
Accounts payable, accrued liabilities and other liabilities	611	(217)

Net cash provided by operating activities	33,745	33,386

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(137,946)	(94,833)
Collections applied to investment in receivable portfolios, net	81,163	67,272
Proceeds from put-backs of receivable portfolios	1,430	2,047
Purchases of property and equipment	(1,400)	(2,034)

Net cash used in investing activities	(56,753)	(27,548)

Financing activities:
Proceeds from revolving credit facility	62,500	15,000
Repayment of revolving credit facility	(21,500)	(17,169)
Repurchase of convertible notes	(22,262)	(3,500)
Proceeds from exercise of stock options	29	8
Tax provision from stock-based payment arrangements	(43)	(12)
Repayment of capital lease obligations	(122)	(145)

Net cash provided by (used in) financing activities	18,602	(5,818)

Net (decrease) increase in cash	(4,406)	20
Cash and cash equivalents, beginning of period	10,341	8,676

Cash and cash equivalents, end of period	$5,935	$8,696

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,435	$6,792
Income tax payment (refund)	$1,626	$(236)
Supplemental schedule of non-cash investing and financing activities:
Allocation of forward flow asset to acquired receivable portfolios	$—	$2,926

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and

Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,
	2009	2008
		Adjusted
GAAP net income, as reported	$6,641	$6,162
Interest expense	3,958	4,831
Provision for income taxes	4,166	4,225
Depreciation and amortization	620	766
Amount applied to principal on receivable portfolios	48,303	35,785
Stock-based compensation expense	994	1,228

Adjusted EBITDA	$64,682	$52,997

	Three Months Ended June 30,
	2009	2008
GAAP total operating expenses, as reported	$63,494	$55,861
Stock-based compensation expense	(994)	(1,228)
Bankruptcy servicing operating expenses	(3,454)	(3,576)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$59,046	$51,057

	As of June 30, 2009	As of December 31, 2008
		Adjusted
GAAP total stockholders’ equity, as reported	$221,364	$203,426
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(1,418)	(1,739)

Tangible book value	$203,961	$185,702
Diluted shares outstanding	23,971	23,632

Tangible book value per share	$8.51	$7.86